EXHIBIT 99.1

Dynamic Aerospace Systems (OTCQB: BRQL) in Collaboration With Arizona Department of Public Safety (AZ DPS) to Host a Multi-Agency Drone Demo Expo as Demand Accelerates for U.S. Manufactured UAV Systems

PHOENIX, AZ / ACCESS Newswire / April 16, 2026 / Dynamic Aerospace Systems (OTCQB:BRQL), a U.S.-manufactured unmanned aerial systems company focused on secure drone platforms designed for government, public safety, and commercial applications, today announced it will host a Drone Demo Expo on April 30, 2026, in collaboration with the Arizona Department of Public Safety (AZ DPS), as demand continues to accelerate for domestically sourced UAV solutions.

The event is designed to bring together law enforcement, fire, government, and international participants to evaluate Dynamic Aerospace Systems’ drone platforms in real-world operational settings. The program comes as agencies continue reviewing secure, U.S.-based UAV options for mission-critical applications.

During the event, Dynamic Aerospace Systems will conduct live demonstrations of its advanced UAV portfolio, including:

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US-1 Long-Endurance Multi Rotor-copter: Built for extended aerial operations with flight times of 90 minutes while carrying a 5-pound payload, supporting missions such as search-and-rescue, wildfire monitoring, and large-area surveillance.

-	G1 MKII Long-Range VTOL Aircraft: Engineered for long-duration missions with operational ranges of up to 1,100 miles, enabling wide-area patrol, border monitoring, and infrastructure inspection.

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Mitigator Indoor Tactical Drone: A compact system for confined-space operations, built for tactical response, emergency assessment, and hazardous environments. Designed for extreme durability, it can withstand wall impacts at up to 20 mph and continue operating, while supporting less-than-lethal payloads such as flashbang and smoke devices.

Participating agencies will have the opportunity to observe live demonstrations, engage directly with engineering and flight teams, and evaluate system performance, deployment capabilities, and mission integration across multiple operational scenarios.

“Agencies are actively evaluating high-performance, U.S.-manufactured drone solutions that can be deployed reliably in critical environments,” said Kent Wilson, CEO of Dynamic Aerospace Systems. “This event provides a unique opportunity to demonstrate our platforms in front of multiple decision makers as adoption of secure, domestically built UAV systems continues to expand.”

The Company believes events such as the Drone Demo Expo can play a key role in accelerating evaluation cycles and supporting potential future deployments across law enforcement, fire response, disaster response, and broader government applications.

About DPS: https://www.azdps.gov/

About Dynamic Aerospace Systems (DAS):

Dynamic Aerospace Systems is a Nevada-incorporated business dedicated to developing innovative aerospace technologies, with a focus on advanced drones (UAVs) for military defense and commercial applications. Committed to engineering excellence and strategic partnerships, DAS delivers reliable, high-performance solutions to meet the evolving needs of the aerospace industry. The Company’s common stock is traded on the OTCQB Market under the ticker symbol “BRQL.”

For more information about DAS, visit: https://www.dynamicaerosystems.com/investor-relations/why-dynamic

Contact Information:

Dynamic Aerospace Systems (DAS)

3753 Plaza Dr, Ann Arbor, MI 48108

Investor Relations: ir@dynamicaerosystems.com

Media Inquiries: media@dynamicaerosystems.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the anticipated timing, scope, and outcomes of the Company’s Drone Demo Expo event, the level of participation by law enforcement, fire, government, and international agencies, and the potential evaluation, adoption, and deployment of Dynamic Aerospace Systems’ unmanned aerial systems for public safety, defense, and commercial applications.

Forward-looking statements are based on current expectations, assumptions, and projections regarding the Company’s business, technology capabilities, and market opportunities, including the expected growth in demand for U.S.-manufactured and secure UAV platforms. Words such as “expects,” “anticipates,” “plans,” “believes,” “intends,” “may,” “will,” “could,” and similar expressions are intended to identify such forward-looking statements.

These statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied. Such risks include, but are not limited to: changes in event scheduling or participation levels; the outcome of live demonstrations and technology evaluations; the Company’s ability to convert demonstrations into pilot programs, contracts, or procurement opportunities; regulatory requirements affecting UAV deployment; competitive market conditions; technological development challenges; and broader economic, governmental, or geopolitical factors influencing adoption of unmanned aerial systems.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by law, Dynamic Aerospace Systems undertakes no obligation to update or revise any forward-looking statements to reflect new information, future events, or otherwise.

SOURCE: Dynamic Aerospace Systems

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